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                                                                    EXHIBIT 23.3

    As independent public accountants, we hereby consent to the use of our reports dated October 31, 1996 and November 1, 1996 and to all references to our firm included in or made a part of this Registration Statement on Form F-1 and the related prospectus of Aramex International Limited.

    We are independent auditors with respect to Aramex International Limited and its subsidiaries and affiliates within the meaning of the Securities Act of 1933 and its applicable published rules and regulations thereunder.

                                              /s/ Arthur Andersen

                                              Arthur Andersen

Manama, Bahrain